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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 31, 1996 (except as to matters discussed in Note 9 for which the date is December 16, 1996), which was previously included into the Form S-1 filed by Mastech Corporation with the Securities and Exchange Commission (File No. 333-14169), into this Form 10-K and to all references to our Firm included in this Form 10-K.



March 24, 1997                                             ARTHUR ANDERSEN LLP



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